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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference to the Registration statement on Form S-3 of The Chase Manhattan Corporation (the "Corporation"), Chase Capital IV, Chase Capital V and Chase Capital VI of our report dated January 21, 1997 appearing on page 62 of the 1996 Annual Report to Stockholders of the Corporation set forth on Form 10-K of the Corporation. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York 10036
October 9, 1997